John W. Hlywak, Jr. (Investors)            Jay Higham (Media/Physicians)
Senior Vice President & CFO                Senior Vice President of Marketing

IntegraMed America, Inc.                   IntegraMed America, Inc.
(914) 251-4143                             (914) 251-4127
email:  jhlywak@integramed.com             email:  jhigham@integramed.com
        ----------------------                     ----------------------
Web Address:  http://www.integramed.com
              -------------------------

Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
              ------------------
(212) 838-3777
Bruce Voss (bvoss@lhai.com)
(310) 691-7100

www.lhai.com
------------


          INTEGRAMED AMERICA REPORTS FOURTH QUARTER AND ANNUAL RESULTS
                  --COMPANY IS INLINE WITH PREVIOUS GUIDANCE -

Purchase, NY, February 18, 2004 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the fourth quarter and year ended December 31, 2003.

Reported Results

Revenues for the fourth quarter of 2003 were approximately $23.2 million, compared to $23.7 million for the same period in 2002. The contribution to earnings from operations was approximately $2.5 million in the fourth quarter of 2003, compared to $2.4 million for the fourth quarter of 2002. Net income for the fourth quarter of 2003 was $266,000, or $0.07 per diluted share, compared to net income of $214,000, or $0.06 per diluted share for the fourth quarter of 2002.

Revenues for the full year of 2003 were approximately $93.7 million, a 6.2% increase from the $88.2 million in the comparable period in 2002. For the full year of 2003, the contribution to earnings from operations was approximately $10.5 million, compared to $9.9 million for full year of 2002. Net income for 2003, was $1.0 million, or $0.29 per diluted share, compared to net income for 2002 of $1.1 million, or $0.31 per diluted share. Full year 2003 reported revenues, net income and earnings per diluted share were in-line with prior Company guidance.

Management Discussion

"IntegraMed is firmly established as a national provider of comprehensive services to physicians and patients in the fertility field," said Gerardo Canet, President & CEO of IntegraMed America, Inc. "We occupy an enviable position of being a sole source provider of support for both patients and physicians who are engaged in conquering human infertility. For patients, that means help with gaining access to highly specialized fertility treatment. For physicians, that means help with gaining access to the resources required to offer state of the art, sophisticated fertility care."

"In the provider segment of our business," continued Mr. Canet, "we provide turnkey business solutions for a modern fertility center. We believe we employ more staff, own more facilities, have more invested capital and purchase more supplies than any other single organization in the field. As a result, we believe we can offer physicians significant efficiencies and the ability to offer the most sophisticated services to their patients."

Our service offerings have been embraced by centers nationwide. Currently, our provider network:

    o Is comprised of 122 physicians in 22 of the top 50 markets for fertility services in the United States.

    o Has market share as high as 60% in some of the markets where we are located.

    o   Has a consolidated 32% market share in the markets where we are located.

    o   Accounts for 20% of total US IVF volume.

    o Reports pregnancies resulting in live births, for women under age 35, 6.5% better than the average fertility center in the United States.

"During the year, the provider segment of our business continued to grow, generating same center revenue increases of 13.8% and total growth of 11.3%. We were also successful in contracting new FertilityPartners with previously announced deals in Charlotte, NC in September and in the Company's western region in January of this year," added Mr. Canet. "This marks the first time in the last five years that we have consummated two such transactions in a five-month period of time."

"In the consumer segment of our business, we believe we educate more patients, distribute more newsletters, process more transactions on our web site and contract with more high quality provider groups than any other single organization in the field," added Mr. Canet. "As a result, we are able to offer patients access to some of the best providers in most of the largest markets across the country. This focus has helped IntegraMed to become a national consumer brand in the fertility field today."

 "IntegraMed Pharmaceutical Services contributed $16.3 million in revenues, a decrease of $3.4 million from 2002 levels. Pricing pressures caused us to de-emphasize sales of certain high volume products in 2003. Those issues have been addressed and we believe resolved which should allow this segment of our business to grow in the future."

"Finally, in 2003 our newest offering, IntegraMed Shared Risk Refund delivered results well above our expectations. As previously noted, patients enrolling in this program receive up to three IVF treatments for one fixed price paid in advance of treatment and in the event all three treatments are unsuccessful, a significant refund is issued to the patient."

2004 Guidance

Mr. Canet provided financial guidance for the Company for 2004. The Company expects, without any major acquisition, total revenues for 2004 to range from $100 million to $108 million and net income to range from $1.3 million to $1.4 million, or $0.33 to $0.35 per diluted share.

Commenting on the Company's strategy for growth, Mr. Canet said, "We have laid the groundwork for our near-term future. We continue to have high expectations for adding new centers to the network, continuing to grow pharmaceutical revenues and selling greater numbers of Shared Risk Refund packages to patients who do not have insurance."

IntegraMed America, based in Purchase, NY, is focused on the $2.5 billion infertility industry, and offers products and services to patients and providers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients and operates www.integramed.com, an award-winning infertility Web site.

Gerardo Canet, president and chief executive officer, and John Hlywak, Jr., chief financial officer, will host an investment-community conference call beginning Thursday, February 19, 2003 at 10:00 a.m. Eastern Time to discuss the above-mentioned results and to answer questions.

To participate in the live call via telephone, please call (800) 374-0146 (domestic) or (706) 634-1307 (international). A telephone replay will be available through 12:00 p.m. Eastern Time, February 26 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 5495435.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days. For further information regarding IntegraMed, this press release or the conference call, please go to IntegraMed's homepage at www.integramed.com and to IntegraMed's Investor Relations website page at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=INMD&script=400.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of February 18, 2004 and IntegraMed undertakes no duty to update this information.


                                 -table follows-

                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)


                                                         For the three-months    For the year ended
                                                          ended December 31,      ended December 31,
                                                         --------------------    -------------------
                                                           2003        2002        2003       2002
                                                         --------     -------    -------    --------
                                                             (unaudited)             (unaudited)

Revenues, net
     Fertility Partners ..............................   $ 18,875    $ 17,747    $ 74,408    $ 66,837
     Pharmaceutical sales ............................      3,455       5,346      16,301      19,709
     Fertility Direct ................................        892         612       2,981       1,654
                                                         --------    --------    --------    --------
     Total revenues ..................................     23,222      23,705      93,690      88,200
                                                         --------    --------    --------    --------

Costs of services and sales
     Fertility Partners ..............................     16,764      15,797      65,479      58,193
     Pharmaceutical costs ............................      3,330       5,118      15,830      18,936
     Fertility Direct ................................        591         351       1,924       1,220
                                                         --------    --------    --------    --------
     Total costs of services and sales ...............     20,685      21,266      83,233      78,349
                                                         --------    --------    --------    --------

Contribution
     Fertility Partners ..............................      2,111       1,950       8,929       8,644
     Pharmaceutical ..................................        125         228         471         773
     Fertility Direct ................................        301         261       1,057         434
                                                         --------    --------    --------    --------
     Total contribution ..............................      2,537       2,439      10,457       9,851
                                                         --------    --------    --------    --------

General and administrative expenses ..................      2,093       2,113       8,761       8,097
Interest income ......................................        (48)        (30)       (125)       (103)
Interest expense .....................................         55          36         109         155
                                                         --------    --------    --------    --------
     Total other expenses ............................      2,100       2,119       8,745       8,149
                                                         --------    --------    --------    --------

Income before income taxes ...........................        437         320       1,712       1,702
Income tax provision .................................        171         106         668         562
                                                         --------    --------    --------    --------
Net income ...........................................        266         214       1,044       1,140
                                                         --------    --------    --------    --------

Less: Dividends paid and/or accrued on Preferred Stock       --          --          --            69
                                                         --------    --------    --------    --------
Net income applicable to Common Stock ................   $    266    $    214    $  1,044    $  1,071
                                                         ========    ========    ========    ========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share ........................   $   0.08    $   0.06    $   0.31    $   0.33
     Diluted earnings per share ......................   $   0.07    $   0.06    $   0.29    $   0.31

Weighted average shares - basic ......................      3,455       3,347       3,413       3,195
Weighted average shares - diluted ....................      3,672       3,581       3,586       3,468


                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                (all amounts in thousands, except share amounts)


                                                                            December
                                                                      ---------------------
                                                                         2003        2002
                                                                      ----------  ---------

                                     ASSETS
Current assets:
   Cash and cash equivalents ......................................   $  6,885    $  8,693
   Due from Medical Practices, net ................................      8,918       5,297
   Pharmaceutical sales accounts receivable, net ..................      1,484       1,637
   Prepaids and other current assets ..............................      3,606       2,888
                                                                      --------    --------
       Total current assets .......................................     20,893      18,515

Fixed assets, net .................................................     10,218       5,141
Exclusive Service Rights, net .....................................     20,504      19,529
Deferred taxes ....................................................      3,716       3,980
Other assets ......................................................        278         279
                                                                      --------    --------

       Total assets ...............................................   $ 55,609    $ 47,444
                                                                      ========    ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...............................................   $  1,260    $    823
   Accrued liabilities ............................................      4,181       6,446
   Current portion of long-term notes payable and other obligations      3,272       1,099
   Patient deposits ...............................................      9,492       7,208
                                                                      --------    --------

       Total current liabilities ..................................     18,205      15,576
                                                                      --------    --------

Commitments and Contingencies

Long-term notes payable and other obligations .....................      4,239         311
                                                                      --------    --------
Shareholders' equity:
   Common Stock ...................................................         35          34
   Capital in excess of par .......................................     48,172      47,183
   Treasury Stock .................................................       (426)       --
   Accumulated deficit ............................................    (14,616)    (15,660)
                                                                      --------    --------
       Total shareholders' equity .................................     33,165      31,557
                                                                      --------    --------

       Total liabilities and shareholders' equity .................   $ 55,609    $ 47,444
                                                                      ========    ========


                                      ####